EXHIBIT 11.0
                        COMPUTATION OF PER SHARE EARNINGS

                                                                                        Three Months Ended
                                                                                             June 30,
                                                                            -------------------------------------------
                                                                                   1998                     1997
                                                                            ------------------        -----------------
                                                                               (In thousands, except per share data)
Net income............................................................            $  53                    $  61
Average shares outstanding............................................              397                      426
                                                                                  -----                    -----
Per share amount......................................................            $0.13                    $0.14
                                                                                  =====                    =====

Net income............................................................            $  53                    $  61
Average shares outstanding............................................              397                      426
                                                                                  -----                    -----
Net effect of dilutive stock options based on
    the treasury stock method using the average market
    price or quarter end price, whichever is greater..................               --                       --
                                                                                  -----                    -----
             Total shares outstanding.................................              397                      426
                                                                                  -----                    -----
Per share amount......................................................            $0.13                    $0.14
                                                                                  =====                    =====

                                  EXHIBIT 11.0
                        COMPUTATION OF PER SHARE EARNINGS

                                                                                         Six Months Ended
                                                                                             June 30,
                                                                            -------------------------------------------
                                                                                   1998                     1997
                                                                               (In thousands, except per share data)
Net income............................................................            $ 118                    $ 136
Average shares outstanding............................................              397                      426
                                                                                  -----                    -----
Per share amount......................................................            $0.30                    $0.32
                                                                                  =====                    =====

Net income............................................................            $ 118                    $ 136
Average shares outstanding............................................              397                      426
                                                                                  -----                    -----
Net effect of dilutive stock options based on the
    treasury stock method using the average market
    price or quarter end price, whichever is greater..................               --                       --
                                                                                  -----                    -----
             Total shares outstanding.................................              397                      426
                                                                                  -----                    -----
Per share amount......................................................            $0.30                    $0.32
                                                                                  =====                    =====

                                       19